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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-45342 and No. 333-90358 of Conrad Industries, Inc. on Form S-8 of our report dated February 18, 2003(which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, described in Note 1), appearing in this Annual Report on Form 10-K of Conrad Industries, Inc. for the year ended December 31, 2002.


/s/  DELOITTE & TOUCHE LLP
New Orleans, Louisiana

March 24, 2003